Investor Presentation Claros Mortgage Trust, Inc. (CMTG) February 2025 The properties above are not representative of all transactions.

Financial GAAP net loss of $100.7 million, or $0.72 per share; distributable loss of $83.2 million, or $0.59 per share; and distributable earnings prior to realized gains and losses of $25.4 million, or $0.18 per share 3 Provision for CECL reserves of $30.0 million, or $0.21 per share, for the quarter; general CECL reserve of $1.02 per share and specific CECL reserve of $0.85 per share as of quarter end Book value of $14.12 per share Operations from REO investments contributed $0.04 per share to distributable earnings for the quarter Reclassified hotel portfolio real estate owned asset to held-for-sale; recognized book loss of $80.5 million, or $0.57 per share Loan Portfolio 1,2 $6.1 billion loan portfolio of which 98% are floating-rate and 98% are senior loans 1, 4 During the quarter, we received $300 million of loan repayment and sale proceeds In 2024, we received $1.3 billion of loan repayment and sale proceeds Loans with a risk rating of 4 or higher increased to 45% of the loan portfolio as of December 31, 2024, compared to 37% at September 30, 2024 a, 1 CECL reserve stands at 4.3% of UPB at December 31, 2024, comprised of (i) specific reserves of 18.2% on 5 rated loans and (ii) general reserve of 2.6% (5.1% on 4 rated loans and 1.0% on 3 rated loans) Liquidity and Capitalization At December 31, 2024: Total liquidity of $102 million, including of $99 million of cash 5 Unencumbered loan UPB of $456 million (including $211 million classified as held-for-sale) Warehouse financing capacity totaled $4.9 billion across five counterparties; $3.2 billion outstanding at December 31, 2024 Outstanding financings decreased by $244 million during the quarter (including $81 million of deleveraging payments) Net debt / equity ratio of 2.4x and total leverage ratio of 2.8x as of December 31, 2024 6,7 Fourth Quarter 2024 Highlights a. See pages 14 and 15 for further discussion of risk rated 4 and 5 loans. See Endnotes in the Appendix.

Integrated real estate investor, operator, developer and lender Mack Real Estate Group The firm’s principals have decades of global real estate investing experience Invests institutional and high net worth capital in real estate equity and debt assets

Mack Real Estate Group Businesses

CMTG | CLAROS MORTGAGE TRUST

Real Estate Equity (“MREG”)

Development and ownership of multifamily, industrial, office, retail, and other asset classes

Multifamily and Industrial Investments [a]

31 investments

~11,000 potential units [b]

~7.2 million industrial SF [b]

Property Management (“MPM”)

Property management of MREG and third-party owned residential and commercial assets

Comprehensive Property Management Services

~5,400 units under management

4.3M SF of commercial and industrial space under management

150+ staff located across the U.S.

Real Estate Credit (“MRECS”)

Direct lending (first mortgage, mezzanine, preferred equity) and other debt investments

Levered Transitional Credit Investments	Unlevered Transitional Credit Investments	High Yield Levered Transitional Credit Investments
~$3.0B of investor capital raised since inception	**$450M** of investor capital raised since inception	**~$900M** of investor capital raised since inception
$18.1B of credit investments originated, co-originated or acquired	**$146.5M** of credit investments originated, co-originated or acquired	**$2.0B** of credit investments originated, co-originated or acquired

As of September 30, 2024. Not intended to represent the legal structure of MREG or MRECS. Includes businesses related by common control.

a. Includes realized investments.

b. Unit count, square footage, and other figures concerning development characteristics reflect assets in various stages of development, including actual unit count for completed construction as well as estimated unit count for development projects that are not yet completed or in some cases begun. Such estimated figures are based on expectations, estimates, and projections and no party provides any guarantee or assurance that these projections are accurate. Actual results may vary significantly from those reflected or contemplated. Similarly, there is no guarantee that MREG will ultimately develop the assets in accordance with the development plans contemplated herein, or at all.

CLAROS MORTGAGE TRUST, INC. INVESTOR PRESENTATION – FEBRUARY 2025

PAGE 3

MREG National Presence

CMTG CLAROS MORTGAGE TRUST

5 offices

Integrated platform with investment, development, property management and lending activities across the United States

250+ employees



Seattle
WA
NV
UT
CO
CA
AZ
Phoenix
TX
IL
MI
TN
NY
MA
CT
PA
MD
VA
NC
GA
FL
New York City
Raleigh
Miami

★ Mack Real Estate Group, LLC Office ● MREG / MRECS Investments and/or Mack Property Management, L.P. (MPM) Presence

Includes employees across the firm's credit, equity, and property management business as of the date on this presentation.

CLAROS MORTGAGE TRUST, INC. INVESTOR PRESENTATION – FEBRUARY 2025 PAGE 4

CMTG Overview KEY DIFFERENTIATORS “Ownership mindset” investment approach Well-capitalized, institutional borrowers Markets with local intelligence / experience / expertise Proactive asset management with a focus on staying ahead of the borrower Focus on downside protection; highly structured loans with credit support Utilize modest leverage PLATFORM Roots in real estate development and operations dating back to the 1960s Managed by experienced operator with integrated credit, equity, development and property management business Established and scaled platform with demonstrated track record Focus on transitional loan opportunities secured by high quality CRE assets, generally with institutional-grade sponsorship, located in major U.S. markets where MREG has infrastructure and / or experience

Loan Portfolio Overview Key Portfolio Metrics 2,b December 31, 2024 September 30, 2024 Loan Portfolio 1 $6.1Bn $6.3Bn Total Loan Commitments 8 $6.7Bn $7.0Bn Number of Loans 52 57 Adjusted LTV 9 72.2% 71.6% Average Commitment Size $129MM $123MM Weighted Average All-In Yield 10 7.6% 8.4% Floating Rate Loans 1 98% 98% Senior Loans 1,4 98% 98% a a. At December 31, 2024, mixed-use comprises of 3% office, 3% multifamily, 2% retail, 1% hospitality, and immaterial amounts of for sale condo. Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances. b. Excludes loans held-for-sale. Collateral Diversification 1,2 Geographical Diversification 1,2

$ amounts in millions       Region Exposure by Carrying Value and as a % of Total Carrying Value Collateral Type Number of Loans Carrying Value 1 % of Total Carrying Value West Northeast Mid Atlantic Southeast Southwest Midwest Other Multifamily 19 $2,585 43% $1,141 / 19% $390 / 7% $266 / 4% - $502 / 8% $286 / 5% - Hospitality 7 $1,130 19% $520 / 9% $325 / 5% - $285 / 5% - - - Office 8 $859 14% $256 / 4% $150 / 3% - $240 / 3% $88 / 0% $125 / 2% - Mixed-use a 4 $541 9% - $120 / 2% $318 / 5% $103 / 2% - - - Land 5 $489 8% - $369 / 6% $120 / 2% - - - - Other 9 $466 7% - $230 / 3% $89 / 1% $31 / 1% - $76 / 1% $40 / 1% Total 52 $6,069 100% $1,917 / 32% $1,584 / 26% $793 / 12% $659 / 11% $590 / 8% $487 / 8% $40 / 1% Loan Portfolio Overview (cont’d) Totals may not foot due to rounding. a. At December 31, 2024, mixed-use comprises of 3% office, 3% multifamily, 2% retail, 1% hospitality, and immaterial amounts of for sale condo. Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances.

Available Liquidity at December 31, 2024 and February 17, 2025 ($ in millions) Since 2023, we deleveraged the portfolio by $643 million, with $286 million occurring in 2024 Liquidity Overview Cash and Cash Equivalents Approved and Undrawn Credit Capacity Total Available Liquidity 5 As of December 31, 2024 As of February 17, 2025

Unfunded Loan Commitments and Source of Funds ($ in millions) Unfunded Loan Commitments a. As of December 31, 2024, we had unfunded loan commitments of $498 million and $299 million of in-place or expected financing, excluding $3 million of approved and undrawn credit capacity, resulting in net unfunded loan commitments of $199 million. b. Not expected to fund is comprised of unfunded loan commitments relating to loans on non-accrual status, loans in maturity default, loans risk rated 5 and/or delinquent loans. b b Unfunded loan commitments have declined from ~$1.9 billion at year-end 2022 to ~$500 million at year-end 2024, representing a reduction of ~74% Over the same period, our equity to be funded has been reduced by ~75% a

Financial Overview a. See page 11 for book value bridge. Key Financial Metrics 4Q-2024 3Q-2024 2Q-2024 1Q-2024 FY 2024 GAAP Net Loss ($MM) Per Share $(100.7) $(0.72) $(56.2) $(0.40) $(11.6) $(0.09) $(52.8) $(0.39) $(221.3) $(1.60) Distributable Earnings (Loss) ($MM) 3 Per Share $(83.2) $(0.59) $(24.6) $(0.17) $28.9 $0.20 $(16.8) $(0.12) $(95.7) $(0.67) Distributable Earnings prior to realized gains and losses ($MM) 3 Per Share $25.4 $0.18 $31.0 $0.22 $30.4 $0.21 $27.7 $0.20 $114.6 $0.81 Dividends ($MM) Per Share - - $14.2 $0.10 $35.5 $0.25 $35.6 $0.25 $85.4 $0.60 Book Value ($MM) Per Share Adjusted Book Value per Share a $2,008.1 $14.12 $15.17 $2,104.0 $14.83 $15.96 $2,171.4 $15.27 $16.44 $2,215.9 $15.55 $16.47 Net Debt / Equity Ratio 6 Total Leverage Ratio 7 2.4x 2.8x 2.4x 2.8x 2.4x 2.8x 2.4x 2.8x During the quarter, GAAP net loss of $100.7 million, or $0.72 per share; distributable loss of $83.2 million, or $0.59 per share; and distributable earnings prior to realized gains and losses of $25.4 million, or $0.18 per share 3

Book Value per Share Roll-Forward Totals may not foot due to rounding. $17.03 Adjusted BV per Share $15.17 Adjusted BV per Share Book Value per Share Book Value at 12/31/2023 Distributable Earnings (Excl. Realized Gains/Losses) Realized Gains/Losses and Non-Cash Items Cash Dividend RSUs and Other Book Value at 12/31/2024

In 2024, we received $1.3 billion of loan repayment and sale proceeds net of principal charge-offs, generating $435 million in liquidity primarily used to make deleveraging payments of $286 million Pace of realizations is increasing; year-over-year gross realizations increased from $0.8 billion to $1.3 billion, an increase of 68% Loan Repayment and Sale Activity Loan Repayment and Sale Activity Loan sales below 97% of UPB Full Repayments Partial Repayments Loan sales at or above 97% of UPB FY 2024 FY 2022 – FY 2024 ($ in billions) $1.3 billion

During the quarter: Received loan repayments of $99 million, including the full repayment of three loans with $80 million of UPB Funded $75 million on existing loan commitments Reclassified one loan to held-for-sale and sold at par after year end; UPB of $101 million Sold an additional loan at 99% of par not previously classified as held-for-sale; UPB of $60 million In 2024, we received $1.3 billion of loan repayment and sale proceeds net of principal charge-offs, generating $435 million in liquidity primarily used to make deleveraging payments of $286 million Loan Activity ($185) Net Change in UPB Total Commitments $6,699 Total Commitments $6,969 Q4 2024 – Loan Activity ($ in millions) Totals may not foot due to rounding. FY 2024 – Loan Activity ($ in millions) UPB at 9/30/2024 Fundings Repayments UPB at 12/31/2024 Loan Sales / Transfer to HFS Repayments Advances on Existing Loans UPB at 12/31/2023 Fundings Repayments UPB at 12/31/2024 Loan Sales / Transfer to HFS Repayments Advances on Existing Loans Acquired Loan ($845) Net Change in UPB Total Commitments $8,121 Total Commitments $6,699

$ amounts in millions Number of Loans UPB Specific Reserve Specific Reserve % of UPB Anticipated REO Multifamily AZ / NV / TX 5 $329.9 $38.9 11.8% Office CA / GA 2 $180.0 $48.4 Land VA 1 $152.8 $32.7 24.5% Other a NY / Other 2 $2.5 $0.9 Total 10 $665.3 $120.9 18.2% Risk Rated 5 Loan Summary Totals may not foot due to rounding. a. Includes one loan with unpaid principal balance of $1.7 million for which no specific reserve is recorded as amounts deemed uncollectible have been charged-off. Risk rated 5 loans have an average specific reserve of 18.2% Of such loans, ~50% of UPB is secured by multifamily properties with an average specific reserve of 11.8%. We expect to foreclose on these properties over the course of 2025. The remaining risk-rated 5 loans are primarily secured by office and land properties with an average specific reserve of 24.5%

Risk Rated 4 Loan Summary $ amounts in millions Number of Loans UPB General Reserve General Reserve % of UPB Anticipated Near-Term Repayments Multifamily CA / NY 2 $792.3 $43.8 5.5% Multifamily AZ / CO / TX 4 $537.3 $68.0 4.9% Office CA / CT / GA / TX 4 $533.0 Hospitality CA / NY 2 $157.1 Land NY 2 $154.7 Total 14 $2,174.4 $111.8 5.1% Totals may not foot due to rounding. Risk rated 4 loans have an average general reserve of 5.1%; remaining risk rated 3 loans have an average reserve of 1.0% Higher general reserve on two multifamily assets with anticipated near-term repayments of 5.5%; average reserve of 4.9% on the balance of these loans

Real Estate Owned

Hotel Portfolio

- In Q1 2021, we acquired legal title to a portfolio of seven limited service hotels located in New York, NY
- Underlying asset performance continues to be strong, exceeding pre-COVID levels
- Classified as held-for-sale at December 31, 2024, expected to generate ~$60 million of liquidity

Acquisition Date	February 2021
Location	New York, NY
Keys	1,087
Gross Cost	$420 million
Carrying Value	$307 million
Debt Outstanding	$275 million
Net Equity [b]	$32 million


Hampton Inn

Mixed-Use

- In Q2 2023, we acquired legal title to a mixed-use property located in New York, NY
- The mixed-use property contains office, retail and signage components
- Condominiumization in process to maximize paths to eventual disposition of asset

Acquisition Date	June 2023
Location	New York, NY
NSF	142K (Office) + 33K (Retail)
Gross Cost	$149 million
Net Cost [a]	$144 million
Debt Outstanding	-
Net Equity [b]	$149 million



a. Net of accumulated depreciation and amortization.
b. Excludes impact of accumulated depreciation and amortization.

CLAROS MORTGAGE TRUST, INC. INVESTOR PRESENTATION – FEBRUARY 2025

PAGE 16

$126 During the quarter, net financing outstanding decreased by $244 million In 2024, net financing outstanding decreased by $794 million Financing Activity $(244) Net Change in UPB Q4 2024 – Financing Activity ($ in millions) UPB at 9/30/2024 Advances a Repayments a UPB at 12/31/2024 Totals may not foot due to rounding. a. During Q4 2024, $82 million of advances and repayments, respectively, relate to moving financings between counterparties. b. During FY 2024, $892 million of advances and repayments, respectively, relate to moving financings between counterparties. FY 2024 – Financing Activity ($ in millions) UPB at 12/31/2023 Advances b Repayments b UPB at 12/31/2024 $(794) Net Change in UPB

Net Debt / Equity Ratio Total Leverage Ratio Financing Mix and Leverage Total financing capacity of $6.7 billion, unchanged from September 30, 2024 Undrawn capacity of $1.8 billion increased from $1.6 billion at September 30, 2024 11 $ amounts in millions Capacity UPB Weighted Average Spread 12 Repurchase agreements and term participation facility $5,454 $3,668 2.75% Asset Specific Financing $273 $239 3.57% Secured Term Loan $718 $718 4.50% Debt Related to REO $275 $275 2.94% Total as of December 31, 2024 $6,720 $4,900 3.05% Financing Balances and Weighted Average Spreads Leverage Ratios 6,7

Appendix A The properties above are not representative of all transactions.

CMTG Leadership and Select MREG Personnel

CMTG | CLAROS MORTGAGE TRUST



Richard Mack*
CEO and Chairman, CMTG;
Co-Founder and CEO, MREG

- Co-founded MREG in 2013 and MRECS in 2014
- Formerly at AREA Property Partners and Shearson Lehman Hutton



Mike McGillis*
President and CFO, CMTG;
President, MREG

- Joined MRECS in 2015
- Formerly at J.E. Robert Companies, Freddie Mac, and AEW Capital Management



Priyanka Garg*
Executive Vice President, CMTG;
MD, Head of Credit Strategies

- Joined MRECS in 2020
- Formerly at Treeview Real Estate Advisors, Westbrook Partners, and Goldman Sachs



J.D. Siegel**
Executive Vice President, CMTG;
General Counsel and COO, MREG

- Joined MREG in 2015
- Formerly at Aetos Capital Real Estate, Centerbridge Partners, and Sherman & Sterling



Dave Germond**
MD, Head of Capital Raising and Investor Relations, MREG

- Joined MRECS in 2016
- Formerly at Tishman Speyer and Prudential Real Estate Investors



Barden Gale*
Vice Chairman, MREG

- Joined MREG in 2014
- Formerly at J.E. Robert Companies, Starwood Capital Group, and ABP Investments



Paul Keller***
Vice Chairman, MREG

- Joined MREG in 2013
- Formerly at Mack Urban, Urban Partners, and Keller Equity Group

As of December 31, 2024.
* Voting member of MRECS Investment Committee.
** Non-voting member of MRECS Investment Committee.
*** Special Adviser to MRECS Investment Committee, Development and Construction Loans.

CLAROS MORTGAGE TRUST, INC. INVESTOR PRESENTATION – FEBRUARY 2025 PAGE 20

Watchlist Loans

CMTG CLAROS MORTGAGE TRUST

CMTG Watchlist Loan Summary as of December 31, 2024 *($ amounts in millions)*

Loan	Carrying Value [1]	Unpaid Principal Balance	Loan Commitment [8]	Origination Date	Property Type	Location	Loan Basis (Commitment/CV) [a]	Risk Rating
Loan 13	120.1	152.8	152.8	1/9/2018	Land	VA	$159/SF	5
Loan 23	118.1	119.1	122.0	3/1/2022	Multifamily	TX	$212,793/Unit	5
Loan 25	90.8	111.5	123.9	2/13/2020	Office	CA	$562/SF	5
Loan 29	79.4	96.5	100.8	1/27/2022	Multifamily	NV	$211,170/Unit	5
Loan 41	40.2	68.5	81.8	8/27/2021	Office	GA	$115/SF	5
Loan 44	42.8	50.2	53.3	3/15/2022	Multifamily	AZ	$207,767/Unit	5
Loan 45	28.2	39.3	44.8	2/4/2022	Multifamily	TX	$76,216/Unit	5
Loan 50	21.2	24.9	28.5	2/17/2022	Multifamily	TX	$91,379/Unit	5
Loan 51	1.7	1.7	1.7	7/1/2019	Other	Other	n/a	5
Loan 52	0.0	0.9	0.9	8/2/2018	Other	NY	n/a	5
Loan 1	401.5	402.3	405.0	12/16/2021	Multifamily	CA	$1,626,506/Unit	4
Loan 2	390.0	390.0	390.0	11/1/2019	Multifamily	NY	$946,602/Unit	4
Loan 7	200.0	200.0	319.9	9/26/2019	Office	GA	$294/SF	4
Loan 11	170.0	170.0	170.0	1/14/2022	Multifamily	CO	$373,626/Unit	4
Loan 12	154.6	155.0	160.0	9/8/2022	Multifamily	AZ	$484,848/Unit	4
Loan 15	150.0	150.0	150.0	2/28/2019	Office	CT	$190/SF	4
Loan 18	135.8	136.4	151.7	4/26/2022	Multifamily	TX	$146,285/Unit	4
Loan 30	94.8	95.2	97.0	8/2/2021	Office	CA	$327/SF	4
Loan 32	87.8	87.8	87.8	3/31/2020	Office	TX	$134/SF	4
Loan 33	88.2	87.7	87.7	12/21/2018	Land	NY	$235/SF	4
Loan 34	78.6	78.6	78.6	7/10/2018	Hospitality	CA	$191,590/Key	4
Loan 35	78.5	78.5	115.3	8/1/2022	Hospitality	NY	$173,972/Key	4
Loan 37	75.8	75.9	83.9	12/22/2021	Multifamily	TX	$129,078/Unit	4
Loan 42	67.0	67.0	67.0	7/31/2019	Land	NY	$93/SF	4

a. Loan Basis is based on carrying value net of specific CECL reserves for loans with a Risk Rating of 5; Loan Basis for loans with a Risk Rating of 4 is based on whole loan commitment value.

CLAROS MORTGAGE TRUST, INC. INVESTOR PRESENTATION – FEBRUARY 2025

PAGE 21

Portfolio Details

CMTG | CLAROS MORTGAGE TRUST

CMTG Portfolio Details by Unpaid Principal Balance as of December 31, 2024 *($ amounts in millions)*

Loan	Carrying Value [1]	Unpaid Principal Balance	Loan Commitment [8]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Loan 1	401.5	402.3	405.0	12/16/2021	Multifamily	CA	Senior	-	4
Loan 2	390.0	390.0	390.0	11/1/2019	Multifamily	NY	Senior	-	4
Loan 3	246.4	245.0	245.0	7/12/2018	Hospitality	NY	Senior	-	3
Loan 4	225.2	225.0	225.0	7/26/2021	Hospitality	GA	Senior	-	3
Loan 5	224.4	224.6	227.0	6/30/2022	Hospitality	CA	Senior	-	3
Loan 6	217.1	217.3	235.0	8/17/2022	Hospitality	CA	Senior	-	3
Loan 7	200.0	200.0	319.9	9/26/2019	Office	GA	Senior	-	4
Loan 8	183.4	183.0	183.0	9/7/2018	Land	NY	Senior	-	3
Loan 9	177.0	177.0	177.0	10/4/2019	Mixed-Use	DC	Senior	-	3
Loan 10	172.0	172.1	193.4	4/14/2022	Multifamily	MI	Senior	-	3
Loan 11	170.0	170.0	170.0	1/14/2022	Multifamily	CO	Senior	-	4
Loan 12	154.6	155.0	160.0	9/8/2022	Multifamily	AZ	Senior	-	4
Loan 13	120.1	152.8	152.8	1/9/2018	Land	VA	Senior	-	5
Loan 14	148.7	150.1	176.3	9/2/2022	Multifamily	UT	Senior	Y	3
Loan 15	150.0	150.0	150.0	2/28/2019	Office	CT	Senior	-	4
Loan 16	141.0	142.3	173.6	5/13/2022	Mixed-Use	VA	Senior	Y	3
Loan 17	136.5	136.5	136.5	12/30/2021	Multifamily	PA	Senior	-	3
Loan 18	135.8	136.4	151.7	4/26/2022	Multifamily	TX	Senior	-	4
Loan 19	130.0	130.0	130.0	12/10/2021	Multifamily	VA	Senior	-	3
Loan 20	124.9	125.0	125.0	12/9/2021	Office	IL	Subordinate	-	3

CLAROS MORTGAGE TRUST, INC. INVESTOR PRESENTATION – FEBRUARY 2025

PAGE 22

Portfolio Details

CMTG Portfolio Details by Unpaid Principal Balance as of December 31, 2024 *($ amounts in millions)*

Loan	Carrying Value [1]	Unpaid Principal Balance	Loan Commitment [8]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Loan 21	123.1	123.3	127.3	6/17/2022	Multifamily	TX	Senior	-	3
Loan 22	120.3	120.3	122.1	4/29/2019	Mixed-Use	NY	Senior	-	3
Loan 23	118.1	119.1	122.0	3/1/2022	Multifamily	TX	Senior	-	5
Loan 24	113.8	113.5	113.5	7/20/2021	Multifamily	IL	Senior	-	3
Loan 25	90.8	111.5	123.9	2/13/2020	Office	CA	Senior	-	5
Loan 26	103.0	103.0	103.0	12/15/2021	Mixed-Use	TN	Senior	-	3
Loan 27	99.8	101.6	104.5	7/30/2024	Other	NJ	Senior	-	3
Loan 28	100.2	100.6	135.0	11/4/2022	Other	MA	Senior	Y	3
Loan 29	79.4	96.5	100.8	1/27/2022	Multifamily	NV	Senior	-	5
Loan 30	94.8	95.2	97.0	8/2/2021	Office	CA	Senior	-	4
Loan 31	88.7	89.5	130.5	1/10/2022	Other	PA	Senior	-	3
Loan 32	87.8	87.8	87.8	3/31/2020	Office	TX	Senior	-	4
Loan 33	88.2	87.7	87.7	12/21/2018	Land	NY	Senior	-	4
Loan 34	78.6	78.6	78.6	7/10/2018	Hospitality	CA	Senior	-	4
Loan 35 [a]	78.5	78.5	115.3	8/1/2022	Hospitality	NY	Senior	Y	4
Loan 36	75.8	76.0	79.3	6/3/2021	Other	MI	Senior	-	3
Loan 37	75.8	75.9	83.9	12/22/2021	Multifamily	TX	Senior	-	4
Loan 38	75.5	75.6	76.0	7/27/2022	Multifamily	UT	Senior	-	3
Loan 39	70.7	71.2	90.0	2/2/2022	Office	WA	Senior	-	3
Loan 40	67.6	68.5	112.1	12/21/2022	Multifamily	WA	Senior	Y	3

CLAROS MORTGAGE TRUST, INC. INVESTOR PRESENTATION – FEBRUARY 2025
PAGE 23

Portfolio Details

CMTG CLAROS MORTGAGE TRUST

CMTG Portfolio Details by Unpaid Principal Balance as of December 31, 2024 ***($ amounts in millions)***

Loan	Carrying Value [1]	Unpaid Principal Balance	Loan Commitment [8]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Loan 41	40.2	68.5	81.8	8/27/2021	Office	GA	Senior	-	5
Loan 42	67.0	67.0	67.0	7/31/2019	Land	NY	Senior	-	4
Loan 43	59.6	59.8	73.7	1/19/2022	Hospitality	TN	Senior	-	3
Loan 44	42.8	50.2	53.3	3/15/2022	Multifamily	AZ	Senior	-	5
Loan 45	28.2	39.3	44.8	2/4/2022	Multifamily	TX	Senior	-	5
Loan 46	38.3	38.3	38.3	4/5/2019	Other	Other	Senior	-	3
Loan 47	31.3	31.4	32.1	2/18/2022	Other	FL	Senior	Y	3
Loan 48	30.0	30.0	30.0	4/5/2019	Other	NY	Senior	-	3
Loan 49	30.0	30.0	30.0	4/18/2019	Land	MA	Senior	-	3
Loan 50	21.2	24.9	28.5	2/17/2022	Multifamily	TX	Senior	-	5
Loan 51	1.7	1.7	1.7	7/1/2019	Other	Other	Senior	-	5
Loan 52	0.0	0.9	0.9	8/2/2018	Other	NY	Subordinate	-	5
Total / Wtd. Avg. [13]	**$6,069.4**	**$6,200.3**	**$6,698.6**					**11%**	
Investment in unconsolidated joint venture [a]	$42.3								
Real Estate Owned, held-for-sale - Hospitality	$307.0								
Real Estate Owned, net - Mixed Use [b]	$143.9								
Portfolio Total	**$6,562.6**								

Totals may not foot due to rounding.
a. Comprised of loans secured by the same property.
b. Total carrying value includes acquired lease intangibles, net of accumulated depreciation and amortization.

CLAROS MORTGAGE TRUST, INC. INVESTOR PRESENTATION – FEBRUARY 2025

PAGE 24

Consolidated Balance Sheets As of December 31, 2024, September 30, 2024 and December 31, 2023 Source: CMTG financials. ($ amounts in thousands) December 31, 2024 September 30, 2024 December 31, 2023 Assets Cash and cash equivalents $ 99,075 $ 113,920 $ 187,301 Restricted cash 34,425 30,466 27,588 Loan principal payments held by servicer - - 11,000 Loans receivable held-for-investment 6,190,292 6,372,017 7,020,383 Less: current expected credit loss reserve (243,030) (229,268) (142,958) Loans receivable held-for-investment, net 5,947,262 6,142,749 6,877,425 Loans receivable held-for-sale 277,062 324,188 261,709 Equity method investment 42,320 42,360 42,474 Real estate owned held-for-investment, net 127,140 516,426 522,959 Real estate owned held-for-sale 307,020 - - Other assets 132,651 137,964 138,905 Total assets $ 6,966,955 $ 7,308,073 $ 8,069,361 Liabilities and Equity Repurchase agreements $ 3,190,339 $ 3,451,001 $ 3,805,678 Term participation facility 477,584 385,491 465,434 Loan participations sold, net - - 120,508 Notes payable, net 236,845 304,058 283,341 Secured term loan, net 709,777 710,477 712,576 Debt related to real estate owned, net 274,604 279,650 289,913 Other liabilities 42,700 41,157 47,368 Dividends payable - 14,190 35,328 Management fee payable - affiliate 27,020 18,090 9,315 Total liabilities $ 4,958,869 $ 5,204,114 $ 5,769,461 Equity Common stock 1,394 1,394 1,387 Additional paid-in capital 2,740,014 2,735,189 2,725,217 Accumulated deficit (733,322) (632,624) (426,704) Total equity 2,008,086 2,103,959 2,299,900 Total liabilities and equity $ 6,966,955 $ 7,308,073 $ 8,069,361

Consolidated Statements of Operations For the Three Months Ended December 31, 2024, September 30, 2024 and December 31, 2023 Source: CMTG financials. Three Months Ended Three Months Ended Three Months Ended ($ amounts in thousands, except share and per share data) December 31, 2024 September 30, 2024 December 31, 2023 Revenue Interest and related income $ 132,563 $ 152,870 $ 170,929 Less: interest and related expense 100,092 111,096 121,191 Net interest income 32,471 41,774 49,738 Revenue from real estate owned 27,755 23,103 26,241 Total net revenue 60,226 64,877 75,979 Expenses Management fees - affiliate 8,930 9,079 9,315 General and administrative expenses 3,340 3,645 3,632 Stock-based compensation expense 4,777 4,972 4,469 Real Estate Owned: Operating expenses 16,369 14,727 14,528 Interest expense 6,514 6,900 6,184 Depreciation and amortization 2,639 2,628 2,579 Total expenses 42,569 41,951 40,707 Proceeds from interest rate cap 6 198 1,732 Unrealized loss on interest rate cap (27) (287) (1,835) Gain on foreclosure of real estate owned - - 4,162 Loss from equity method investment (40) (37) (41) Loss on extinguishment of debt (630) (262) - Loss on real estate owned held-for-sale (80,461) - - Provision current expected credit loss reserve (29,976) (78,756) (5,247) Valuation adjustment for loans receivable held-for-sale (7,227) - - Net (loss) income $ (100,698) $ (56,218) $ 34,043 Net (loss) income per share of common stock: Basic and diluted $ (0.72) $ (0.40) $ 0.24 Weighted-average shares of common stock outstanding: Basic and diluted 139,464,720 139,561,491 138,776,355

Reconciliation of GAAP Net Loss to Distributable (Loss) Earnings

CMTG | CLAROS MORTGAGE TRUST

Distributable Earnings (Loss) Reconciliation	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Total 2024
Net loss	**$ (100,698)**	**$ (56,218)**	**$ (11,554)**	**$ (52,795)**	**$ (221,265)**
Adjustments:					
Non-cash stock-based compensation expense	4,777	4,972	3,999	4,353	18,101
Provision for current expected credit loss reserve	29,976	78,756	33,928	69,960	212,620
Depreciation and amortization expense	2,639	2,628	2,623	2,599	10,489
Amortization of above and below market lease values, net	354	354	354	354	1,416
Unrealized loss on interest rate cap	27	287	94	998	1,406
Loss on extinguishment of debt	630	262	999	2,244	4,135
Valuation adjustment for loan receivable held-for-sale	7,227	-	-	-	7,227
Loss on real estate owned held-for-sale	80,461				80,461
Distributable Earnings prior to realized gains and losses	**$ 25,393**	**$ 31,041**	**$ 30,443**	**$ 27,713**	**$ 114,590**
Loss on extinguishment of debt	(630)	(262)	(999)	(2,244)	(4,135)
Principal charge-offs [a]	(756)	(55,352)	(561)	(42,266)	(98,934)
Previously recognized gain on foreclosure of real estate owned held-for-sale[b]	5,592	-	-	-	5,592
Loss on real estate owned held-for-sale	(80,461)	-	-	-	(80,461)
Previously recognized depreciation on real estate owned held-for-sale[c]	(32,302)	-	-	-	(32,302)
Distributable (Loss) Earnings	**$ (83,164)**	**$ (24,573)**	**$ 28,883**	**$ (16,797)**	**$ (95,650)**
Weighted average diluted shares - Distributable (Loss) Earnings	141,955,621	142,021,469	142,276,031	141,403,825	141,914,643
Diluted Distributable Earnings per share prior to realized gains and losses	**$ 0.18**	**$ 0.22**	**$ 0.21**	**$ 0.20**	**$ 0.81**
Diluted Distributable (Loss) Earnings per share	**$ (0.59)**	**$ (0.17)**	**$ 0.20**	**$ (0.12)**	**$ (0.67)**

Totals may not foot or cross-foot due to rounding. Refer to page 29 for definition of Distributable Earnings.
a. For the three months ended September 30, 2024, amount includes a $23.2 million charge-off of accrued interest receivable related to the reclassification of a for sale condo loan to held-for-sale.
b. Reflects total gain on foreclosure of our hotel portfolio real estate owned asset, which is classified as real estate owned held-for-sale as of December 31, 2024. Amount not previously recognized in Distributable (Loss) Earnings.
c. Reflects previously recognized depreciation on real estate owned classified as held-for-sale as of December 31, 2024. Amount not previously recognized in Distributable (Loss) Earnings.

CLAROS MORTGAGE TRUST, INC. INVESTOR PRESENTATION – FEBRUARY 2025 PAGE 27

Book Value per share Reconciliation December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 ($ in 000’s except for per share data)         Total Equity $ 2,008,086 $ 2,103,959 $ 2,171,402 $ 2,215,883 Number of shares of common stock outstanding and RSUs 142,187,015 141,903,667 142,164,611 142,486,624 Book Value per share a $ 14.12 $ 14.83 $ 15.27 $ 15.55 Add back: accumulated depreciation and amortization on real estate owned and related lease intangibles 0.03 0.24 0.22 0.20 Add back: general CECL reserve 1.02 0.89 0.95 0.72 Adjusted Book Value per share $ 15.17 $ 15.96 $ 16.44 $ 16.47           Net Debt-to-Equity and Total Leverage Reconciliation December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 ($ in 000’s except for per share data)         Asset specific debt $ 4,179,372 $ 4,420,200 $ 4,614,264 $ 4,738,856 Secured term loan, net 709,777 710,477 711,177 711,876 Total debt 4,889,149 5,130,677 5,325,441 5,450,732 Less: cash and cash equivalents (99,075) (113,920) (148,212) (232,514) Net Debt $ 4,790,074 $ 5,016,757 $ 5,177,229 $ 5,218,218 Total Equity $ 2,008,086 $ 2,103,959 $ 2,171,402 $ 2,215,883 Net Debt-to-Equity Ratio 2.4x 2.4x 2.4x 2.4x Non-consolidated senior loans $ 830,000 $ 830,000 $ 887,300 $ 887,300 Total Leverage $ 5,620,074 $ 5,846,757 $ 6,064,529 $ 6,105,518 Total Leverage Ratio 2.8x 2.8x 2.8x 2.8x Adjusted Book Value per share, Net Debt-to-Equity and Total Leverage Calculations a. Calculated as (i) total equity divided by (ii) number of shares of common stock outstanding and RSUs at period end.

Important Notices The information herein generally speaks as of the date hereof or such earlier date referred to on specific pages herein. In furnishing this document, Claros Mortgage Trust, Inc. and its consolidated subsidiaries (the “Company” or “CMTG”) do not undertake to update the information herein. No legal commitment or obligation shall arise by the provision of this presentation. All financial information is provided for general reference purposes only and is superseded by, and is qualified in its entirety by reference to, CMTG’s financial statements. No Offer or Solicitation This document does not constitute (i) an offer to sell or a solicitation of an offer to purchase any securities in CMTG, (ii) a means by which any other investment may be offered or sold or (iii) advice or an expression of our view as to whether an investment in CMTG is suitable for any person. Portfolio Metrics; Basis of Accounting The performance information set forth in this document has generally been prepared on the basis of generally accepted accounting principles in the United States (U.S. GAAP). The basis on which CMTG’s operating metrics are presented in this document may vary from other reports or documents that CMTG prepares from time to time for internal or external use. Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) are non-GAAP measures used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Net Debt / Equity Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. Total Leverage Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate owned held-for-investment depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of the Company’s Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which such gains and losses include charge-offs of principal and/or accrued interest receivable, as the Company believes this more easily allows the Board, Manager, and investors to compare the Company’s operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, the Company uses Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees the Company pays our Manager. The Company believes that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of cash flows from operating activities, a measure of liquidity or an indication of funds available for cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies. In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are key factors, among others, considered by the Company’s Board in determining the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are also useful to investors. While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, charge-offs of principal and/or accrued interest receivable are recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, when we acquire title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure, or when the loan is sold or anticipated to be sold for an amount less than its carrying value), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible. Determinations of Loan-to-Value / Loan-to-Cost Adjusted LTV represents “loan-to-value” or “loan-to-cost” upon origination and updated only in connection with a partial loan paydown and/or release of collateral, material changes to expected project costs, the receipt of a new appraisal (typically in connection with financing or refinancing activity) or a change in our loan commitment. LTV determined upon origination is calculated as our total loan commitment upon origination, as if fully funded, plus any financings that are pari passu with or senior to our loan, divided by our estimate of either (1) the value of the underlying real estate, determined in accordance with our underwriting process (typically consistent with, if not less than, the value set forth in a third-party appraisal) or (2) the borrower’s projected, fully funded cost basis in the asset, in each case as we deem appropriate for the relevant loan and other loans with similar characteristics. Adjusted LTV, origination LTV, underwritten values, and/or project costs should not be assumed to reflect our judgment of current market values or project costs, which may have changed materially since the date of the most recent determination of LTV and/or origination. Weighted average adjusted LTV is based on loan commitment, including non-consolidated senior interests and pari passu interests, and includes risk rated 5 loans. Loans with specific CECL reserves are reflected as 100% LTV.

Important Notices (cont’d) Forward-Looking Statements This document and oral statements made in connection therewith contain forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements express CMTG’s views regarding future plans and expectations. They include statements that include words such as “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “plan,” “intend” and similar words or expressions. Forward-looking statements in this presentation include, but are not limited to, statements regarding future operations, business strategy, cash flows, income, costs, expenses, liabilities and profits of CMTG. These statements are based on numerous assumptions and are subject to risks, uncertainties or change in circumstances that are difficult to predict or quantify. Actual future results may vary materially from those expressed or implied in these forward-looking statements, and CMTG’s business, financial condition and results of operations could be materially and adversely affected by numerous factors, including such known and unknown risks and uncertainties. As a result, forward-looking statements should be understood to be only predictions and statements of our current beliefs, and are not guarantees of performance. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; changes in interest rates and their impact on our borrowers and on the availability and cost of our financing; our projected operating results; defaults by borrowers in paying debt service on outstanding loans; the timing of cash flows, if any, from our investments; the state of the U.S. and global economy generally or in specific geographic regions; reduced demand for office, multifamily or retail space, including as a result of the increase in remote and/or hybrid work trends which allow work from remote locations other than the employer’s office premises; governmental actions and initiatives and changes to government policies; the amount of commercial mortgage loans requiring refinancing; our ability to obtain and maintain financing arrangements on attractive terms, or at all; our ability to maintain compliance with covenants under our financing arrangements; current and prospective financing costs and advance rates for our existing and target assets; our expected leverage; general volatility of the capital markets and the markets in which we may invest and our borrowers operate in; the impact of a protracted decline in the liquidity of capital markets on our business; the state of the regional, national, and global banking systems; the uncertainty surrounding the strength of the national and global economies; the return on or impact of current and future investments, including our loan portfolio and real estate owned assets; allocation of investment opportunities to us by our Manager and our Sponsor; changes in the market value of our investments; effects of hedging instruments on our existing and target assets; rates of default, decreased recovery rates, and/or increased loss severity rates on our existing and target assets and related impairment charges, including as it relates to our real estate owned assets; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof); our ability to maintain our qualification as a real estate investment trust; our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended; availability and attractiveness of investment opportunities we are able to originate in our target assets; the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy; availability of qualified personnel from our Sponsor and its affiliates, including our Manager; estimates relating to our ability to pay dividends to our stockholders in the future; our understanding of our competition; impact of increased competition on projected returns; The risk of securities class action litigation or stockholder activism; geopolitical or economic conditions or uncertainty, which may include military conflicts and activities (including the military conflicts between Russia and Ukraine, Israel and Hamas, and elsewhere throughout the Middle East and North Africa more broadly), tensions involving Russia, China, and Iran, political instability, social unrest, civil disturbances, terrorism, natural disasters and pandemics; and market trends in our industry, interest rates, real estate values, the debt markets generally, the CRE debt market or the general economy. The forward-looking statements are based on CMTG’s beliefs, assumptions and expectations of CMTG’s future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to CMTG. If a change occurs, CMTG’s business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for CMTG to predict those events or how they may affect CMTG. Except as required by law, CMTG is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Endnotes Based on carrying value net of specific CECL reserves; excludes loans held-for-sale if applicable. Excludes our real estate owned (REO) investments, unless otherwise noted. Refer to page 27 for a reconciliation of net income (loss) to distributable earnings (loss) and distributable earnings prior to realized gains and losses. Senior loans include senior mortgages and similar credit quality loans, including related contiguous subordinate loans (if any), and pari passu participations in senior mortgage loans. Total Liquidity includes cash and approved and undrawn credit capacity based on existing collateral. Net Debt / Equity Ratio is calculated as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. For further information, please refer to Item 7 (MD&A) of our Form 10-Ks and/or Item 2 (MD&A) of our Form 10-Qs. Total Leverage Ratio is calculated as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. For further information, please refer to Item 7 (MD&A) of our Form 10-Ks and/or Item 2 (MD&A) of our Form 10-Qs. Loan commitment represents principal outstanding plus remaining unfunded loan commitments. See Important Notices beginning on page 29 for additional information on this metric. All-in yield represents the weighted average annualized yield to initial maturity of each loan held-for-investment, inclusive of coupon and contractual fees, based on the applicable floating benchmark rate/floors (if applicable), in place as of December 31, 2024. For loans placed on non-accrual, the annualized yield to initial maturity used in calculating the weighted average annualized yield to initial maturity is 0%. Subject to approval of financing counterparty as well as pledging of additional unencumbered assets. Weighted average spreads exclude SOFR floors. Based on total loan commitments.